UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2013

Angiotech Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

British Columbia	000-30334	98-0226269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

355 Burrard Street, Suite 1100, Vancouver, BC, Canada V6C 2G8

(Address of principal executive offices)

(604) 221-7676

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into Material Definitive Agreement.

Stock Purchase Agreement

On March 22, 2013, Angiotech Pharmaceuticals, Inc., a  corporation formed under the laws of British Columbia (the “Company”), Angiotech International AG, a Swiss corporation (“AIAG”), and Angiotech Pharmaceuticals (US), Inc., a Washington corporation (“AUS” and, collectively with the Company and AIAG, the “Sellers”) entered into a Stock Purchase Agreement dated March 22, 2013 (the “SPA”) with Argon Medical Devices Holdings, Inc., a Delaware corporation (“Argon Holdco”), Argon Medical Devices, Inc., a Delaware corporation (“Argon”), and Argon Medical Devices Netherlands B.V., a private company with limited liability incorporated under the laws of the Netherlands (“Argon Netherlands” and, collectively with Argon, “Buyers”).  AIAG and AUS are subsidiaries of the Company.

Pursuant to the terms of the SPA, the Sellers agreed to sell to Buyers substantially all corporate entities, manufacturing, commercial and administrative operations relating to the Company’s Interventional Products business for $362.5 million in cash, subject to a post-closing working capital adjustment. The Sellers will receive $347.5 million upon the close of the transaction, and $15 million shall be retained in escrow for a period of 12 months to secure indemnification obligations of the Sellers.

The completion of the transactions described in the SPA (the “Transaction”) is subject to various conditions, including, among others, the termination or expiration of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The completion of the Transaction is also subject to approval of the Company’s shareholders. Shareholders representing approximately 70% of the Company’s outstanding shares have signed voting agreements in connection with the Transaction, agreeing to vote their shares in favor of the Transaction.  Subject to the satisfaction or waiver of conditions in the SPA, the Company expects the transaction to close by the end of April 2013.

Item 8.01.  Other Events.

On March 25, 2013, the Company issued a press release to announce the Transaction. The press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit	Description

99.1	Press Release, dated March 25, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGIOTECH PHARMACEUTICALS, INC.
(Registrant)

Date: March 26, 2013	By:	/s/ K. Thomas Bailey
K. Thomas Bailey
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated March 25, 2013.